Exhibit 99.2

Carney Technology Acquisition Corp. II Announces Closing of $402,500,000 Initial Public Offering

New York, NY, December 14, 2020 (GLOBE NEWSWIRE) -- Carney Technology Acquisition Corp. II (NASDAQ: CTAQU) (the “Company”) announced today that it closed its initial public offering of 40,250,000 units including 5,250,000 units issued pursuant to the exercise by the underwriter of its over-allotment option in full. The offering was priced at $10.00 per unit, resulting in gross proceeds of $402,500,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “CTAQU” on December 10, 2020. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will trade and are exercisable.  Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be traded on Nasdaq under the symbols “CTAQ” and “CTAQW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the technology industry. The Company is led by Chief Acquisition Officer, Lloyd Carney, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, David Roberson, and President, Gale England.

Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co. and Mizuho Securities USA LLC acted as the joint book running managers for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $402,500,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of December 14, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com; or from Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on December 9, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Lloyd Carney

David Roberson

Carney Technology Acquisition Corp. II

(619) 736-6855